                                                                     EXHIBIT 5.1


                       [VINSON & ELKINS L.L.P. LETTERHEAD]


January 6, 2004

Heritage Propane Partners, L.P.
Heritage Operating, L.P.
Heritage Service Corp.
Heritage-Bi State, L.L.C.
Heritage Energy Resources, L.L.C.
8801 South Yale Avenue, Suite 310
Tulsa, Oklahoma 74137

Gentlemen:

         We have acted as counsel for Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), Heritage Operating, L.P., a Delaware limited partnership (the "Operating Partnership"), Heritage Service Corp., a Delaware corporation ("Heritage Service"), Heritage-Bi State, L.L.C., a Delaware limited liability company ("Heritage-Bi State"), and Heritage Energy Resources, L.L.C., an Oklahoma limited liability company ("Heritage Energy" and, together with Heritage Service and Heritage-Bi State, the "Subsidiary Guarantors"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering (i) securities to be issued and sold by the Partnership, the Operating Partnership and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $800,000,000 and (ii) the offer and sale by certain unitholders of the Partnership of up to 6,415,762 common units representing limited partner interests in the Partnership. Such securities include (i) common units representing limited partner interests in the Partnership (the "Common Units"); (ii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Partnership Debt Securities"); (iii) unsecured debt securities of the Operating Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Operating Partnership Debt Securities" and, together with the Partnership Debt Securities, the "Debt Securities"); and (iv) guarantees (the "Guarantees") of such Debt Securities by one or more of the Partnership, the Operating Partnership and the Subsidiary Guarantors. The Common Units, the Debt Securities and the Guarantees are collectively referred to herein as the "Securities." We have also acted as counsel for the Partnership with respect to certain legal matters in connection with the proposed offering by the Partnership of 7,000,000 common units (8,050,000 common units if the over-allotment option granted to the underwriters is exercised in full) of the Partnership representing limited partner interests (the "Proposed Offering").

         In our capacity as your counsel in the connection referred to above, as a basis for the opinions hereafter expressed, we have examined (i) the Amended and Restated Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, each as amended to date,
(ii) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership and the Certificate of Limited Partnership of the Operating Partnership, each as amended to date, (iii) the Amended and Restated Agreement of Limited Partnership of U.S. Propane, L.P., a Delaware limited partnership and the general partner of the Partnership and the Operating Partnership (the "General Partner"), and the Certificate of Limited Partnership of the General Partner, each as amended to date, (iv) the Amended and Restated Limited Liability Company Agreement and the Certificate of Formation of U.S. Propane, L.L.C., a Delaware limited liability company and the general partner of the General Partner, each as amended to date, (v) the Certificate of Incorporation of Heritage Service and the Bylaws of Heritage Service, each as amended to date, (vi) the Amended and Restated Agreement of Limited Liability Company of Heritage-Bi State and the Certificate of Formation of Heritage-Bi State, each as amended to date, (vii) the forms of each of the Partnership's and the Operating Partnership's senior and subordinated indentures filed as exhibits to the Registration Statement (collectively, the "Indentures"), (viii) partnership, corporate and limited liability company records of the Partnership, the Operating Partnership, the General Partner, U.S. Propane, L.L.C., Heritage Service and Heritage-Bi State, including minute books of the General Partner and U.S. Propane, L.L.C., furnished to us by the General Partner and U.S. Propane, L.L.C., (ix) the originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership, the Operating Partnership, the General Partner, U.S. Propane, L.L.C., Heritage Service and Heritage-Bi State, and (x) such statutes and other instruments and documents as we deemed necessary or advisable for purposes of this opinion.

         In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, the Operating Partnership, the Subsidiary Guarantors and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units; and (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. With respect to Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been issued and delivered under the Registration Statement in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Common Units will be duly authorized and validly issued and will be fully paid and nonassessable.

         2. With respect to the Debt Securities and the Guarantees to be issued under the applicable Indenture, when (a) the applicable Indenture has been duly authorized and validly executed and delivered by the Partnership, the Operating Partnership, the Subsidiary Guarantors and the trustee thereunder, (b) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership, the Operating Partnership and the Subsidiary Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, the Operating Partnership and the Subsidiary Guarantors upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will be duly authorized and legally issued and will constitute valid and legally binding obligations of the Partnership, the Operating Partnership and the Subsidiary Guarantors, enforceable against the Partnership, the Operating Partnership and the Subsidiary Guarantors in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

         3. The issuance of the 8,050,000 common units to be issued by the Partnership pursuant to the Proposed Offering has been duly authorized by the Partnership, and upon the issuance and delivery thereof in accordance with the terms of the underwriting agreement, such common units will be legally issued, fully paid and nonassessable.

         The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Vinson & Elkins L.L.P.